SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               -------------


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

    Date of report (Date of earliest event reported): September 9, 2002


                                 SLI, INC.
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             (Exact Name of Registrant as Specified in Charter)



           Oklahoma                        0-25848                73-1412000
          ----------                      ---------              ------------
(State or Other Jurisdiction of         (Commission            (IRS Employer
        Incorporation)                  File Number)         Identification No.)


      500 Chapman Street, Canton, Massachusetts                     02021
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     (Address of principal executive offices)                    (zip code)

     Registrant's telephone number, including area code: (781) 828-2948

                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)
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Item 3.  Bankruptcy or Receivership.

         On September 9, 2002, the Company and all of its United States subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Filings") in the U.S. Bankruptcy Court in the District of Delaware. The Company has requested that the Chapter 11 Filings be jointly administered under In re SLI, Inc., Case No. 02-12608. A copy of the press release announcing the Chapter 11 Filings is attached as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.  Financial Statements and Exhibits.

(a)    Exhibits:

         Number            Description

         99.1     Press Release, dated September 9, 2002, of SLI, Inc.
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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           SLI, Inc.


                           By:  /s/ Robert J. Mancini
                                -----------------------------
                           Name: Robert J. Mancini
                           Title: Chief Financial Officer





Date:  September 9, 2002

                             INDEX TO EXHIBITS

         Number                     Description

         99.1     Press Release, dated September 9, 2002, of SLI, Inc.

                                                                    Exhibit 99.1

                         [LETTERHEAD OF SLI, INC.]


Company Contact:           Frank M. Ward
                           Chairman and CEO
                           (781) 828-2948

Summary:                   SLI INC. AND ITS U.S. SUBSIDIARIES INITIATE VOLUNTARY
                           REORGANIZATION

                           OBTAIN COMMITMENT FOR $35 MILLION IN POST-PETITION FINANCING AND FORBEARANCE AGREEMENT

FOR IMMEDIATE RELEASE

CANTON, MASS, September 9, 2002 - SLI Inc. announced today that in order to facilitate a financial restructuring, the Company and its United States subsidiaries have filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. The Company, one of the world's largest lighting manufacturers, said that the filing would allow it to continue business operations while implementing its restructuring plan. The Chapter 11 filing does not include the Company's non-United States operations, such as those in Europe, Latin America, or Asia.

In conjunction with the filing, the Company said that it has secured a commitment from a group of lenders led by Fleet National Bank for $35 million in debtor-in-possession (DIP) financing. The post-petition financing, which is subject to Bankruptcy Court approval, is expected to provide the Company with funding to support its post-petition trade and employee obligations, as well as the Company's ongoing operating needs during the restructuring process. The Company also announced that its lenders under the Company's prepetition credit agreement have agreed to forbear from exercising any rights or remedies against any of the Company's non-debtor subsidiaries arising from the Chapter 11 filing.

SLI has requested that the Bankruptcy Court allow the Company to continue compensation and benefit plans for its employees, maintain its operations, and make post-petition payments due to suppliers in the ordinary course of business.

Frank Ward, the Company's Chairman and CEO, stated, "We believe the Chapter 11 process will enable us to address our liquidity issues while providing our customers with continued high quality products and services. The Company does not expect the Chapter 11 process to disrupt our operations and we will continue to meet our post-petition obligations to suppliers, venders, and customers."

The Company has already completed workforce reductions and does not anticipate any additional reductions as a result of the Chapter 11 process.

The Company has been in contact with many of its suppliers, and believes that they will continue to support SLI during the reorganization period. SLI will provide additional communication to its suppliers, customers, and other interested parties and has set up an information section on its website at www.sli-lighting.com to provide up to date communication regarding the reorganization process.


SLI Inc., based in Canton, MA, is a vertically integrated designer, manufacturer and seller of lighting systems, which are comprised of lamps and fixtures. The Company offers a complete range of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, miniature incandescent, neon, LED and special lamps). They also offer a comprehensive range of fixtures. The Company serves a diverse international customer base and markets, has 35 plants in 11 countries and operates throughout the world. SLI, Inc. is also the #1 global supplier of miniature lighting products for automotive instrumentation.

Statements in this release may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect assumptions and involve risks and uncertainties that may affect the company's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors and risks that may affect the company's future results are the ability of the Company to successfully: conclude financial and operational reorganization of the Company in the Chapter 11 process; continue to operate in the ordinary course and manage its relationships with its creditors, including its lenders, noteholders, vendors and suppliers, employees and customers given the Company's financial condition; sell all or parts of the Company; reduce costs and improve cash flow; limit the Company's vulnerability to general adverse economic conditions; sell and market its products worldwide; retain sole source and other limited source supplies; find suitable manufacturers to which the Company can outsource certain of its products; continue to protect its intellectual property; and the Company's ability to manage other uncertainties and risk factors, such as those described from time to time in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 20, 2001 and Quarterly Report on Form 10-Q for the period ended June 30, 2002.

For more information, visit our website: www.sliinc.com.